                                                                     Exhibit 11.

                     NORWEST CORPORATION AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE


In thousands, except per share amounts                         Year Ended December 31
                                                    -------------------------------------------
                                                      1996     1995      1994     1993     1992
                                                    --------  -------   -------  -------  -----

PRIMARY:
--------
  Weighted average number of common shares
    outstanding                                      365,918  329,182  312,971  304,871  300,902
  Net effect of assumed exercise of stock options
    based on treasury stock method using average
    market price                                       3,792    2,497    2,121    2,855    2,525
                                                     -------  -------  -------  -------  -------
                                                     369,710  331,679  315,092  307,726  303,427
                                                     =======  =======  =======  =======  =======
  Income before cumulative effect of a change in
    accounting for postretirement medical benefits 1,153,929  955,973  800,415  613,096  469,914
  Less dividends accrued on preferred stock          (17,763) (39,908) (27,915) (31,170) (32,219)
                                                   ---------  -------  -------  -------  -------
  Income before cummulative effect of a change in
    accounting for postretirement medical
    benefits, as adjusted                          1,136,166  916,065  772,500  581,926  437,695
  Cumulative effect of a change in accounting
    for postretirement medical benefits                    -        -        -        -  (75,974)
                                                   ---------  -------  -------  -------  -------
  Net income, as adjusted                         $1,136,166  916,065  772,500  581,926  361,721
                                                   =========  =======  =======  =======  =======
  Income per share before cumulative effect
    of a change in accounting for
    postretirement medical benefits                 $   3.07     2.76     2.45     1.89     1.44
  Net income per share                              $   3.07     2.76     2.45     1.89     1.19

FULLY DILUTED:
--------------
  Weighted average number of common shares
    outstanding                                      365,918  329,182  312,971  304,871  300,902
  Net effect of assumed exercise of stock options
    based on treasury stock method using average
    market price or period-end market price,
    whichever is higher                                4,735    3,532    2,154    2,843    3,389
  Assumed conversion of 6-3/4% convertible
    subordinated debentures due 2003 and 12%
    convertible notes due 1993 as of the
    beginning of the period                               18       24       47       73    1,206
  Assumed conversion of preferred stock                    -    8,380   12,626   16,036   16,926
                                                     -------  -------  -------  -------  -------
                                                     370,671  341,118  327,798  323,823  322,423
                                                     =======  =======  =======  =======  =======
  Income before cumulative effect of a change
    in accounting for postretirement
    medical benefits                               1,153,929  955,973  800,415  613,096  469,914
  Less dividends accrued on preferred stock          (17,763) (29,297) (11,903) (12,182) (12,472)
  Add interest and amortization of debt expense,
    net of income tax effect, for 6-3/4%
    convertible subordinated debentures due 2003
    and 12% convertible notes due 1993                     4        5      10       16      699
                                                     -------  -------  ------  -------  -------
  Income before cumulative effect of a change in
    accounting for postretirement medical
    benefits, as adjusted                          1,136,170  926,681 788,522  600,930  458,141
  Cumulative effect of a change in accounting for
    postretirement medical benefits                       -        -       -         -  (75,974)
                                                    ------- -------- -------  -------- ---------
  Net income, as adjusted                         $1,136,170  926,681 788,522  600,930  382,167
                                                   ========= ======== =======  =======  =======
  Income per share before cumulative effect
    of a change in accounting for
    postretirement medical benefits                 $   3.07     2.73    2.41     1.86     1.42
  Net income per share                              $   3.07     2.73    2.41     1.86     1.19